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                                                                    EXHIBIT 10.9

                             STOCK OPTION AGREEMENT

      This Stock Option Agreement (the "Agreement") is made as of the 21st day of May, 1997, between Watson General Corporation, a California corporation (the "Company"), and Dan R. Cook ("Employee").

      The Company hereby grants an option to purchase shares of the Company's Common Stock to Employee, and Employee hereby accepts the option, on the following terms and conditions:

Section 1. GRANT OF OPTION.

     The Company hereby grants to Employee the right and option ("Option") to purchase up to Six Hundred Thousand (600,000) shares of the Company's authorized but unissued Common Stock (the "Shares"), all of which have been reserved for issuance pursuant to the Option.

Section 2. OPTION PRICE.

      The Option price shall be $1.00 per share, subject to adjustment as provided in Section 6 hereof.

Section 3. WHEN OPTION MAY BE EXERCISED.

      The Option shall be exercisable as follows:

               (a) Provided that Employee is still employed by the Company or any subsidiary of the Company, Employee shall have the right to purchase up to
150.000 Shares at any time and from time to time, as to all or any portion of the Shares, from the April 30, 1998 through 5:00 p.m., California time on April 30, 2001.

               (b) Provided that Employee is still employed by the Company or any subsidiary of the Company, Employee shall have the right to purchase up to 150,000 Shares at any time and from time to time, as to all or any portion of the Shares, from April 30, 1999 through 5:00 p.m., California time, on April 30, 2002.

               (c) Provided that Employee is still employed by the Company or any subsidiary of the Company. Employee shall have the right to purchase up to 150,000 Shares at any time and from time to time, as to all or any portion of the Shares, from April 30, 2000 through 5:00 p.m., California time, on April 30, 2003.

               (d) Provided that Employee is still employed by the Company or any subsidiary of the Company. Employee shall have the right to purchase up to 150,000 Shares at any time and from time to time, as to all or any portion of the Shares, from April 30, 2001 through 5:00 p.m., California time, on April 30. 2004.

Section 4. INVESTMENT REPRESENTATION OF EMPLOYEE.

      Employee acknowledges that the Option and the Shares issuable upon exercise of the Option (the "Restricted Securities") have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state securities laws. Employee acknowledges that the offer, sale and delivery, of the Restricted Securities to him is made in reliance upon his representations, warranties, agreements and undertakings reflected herein. Employee represents and warrants that he is

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      10.7 Headings. Section and other headings contained in this agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this agreement.

      IN WITNESS WHEREOF, the parties, have executed this Option as of the date first above written.

                                        WATSON GENERAL CORPORATION



                                        By /s/  RONALD G. CRANE
                                          --------------------------------
                                          Ronald G. Crane

                                        /s/ DAN R. COOK
                                        ----------------------------------
                                        Dan R. Cook

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